Exhibit 4.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into as of February 4, 2018, among HC2 Broadcasting Holdings Inc., a Delaware corporation (“Borrower”), the other Subsidiary Guarantors party hereto, the Lenders party hereto and Jefferies Finance LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

RECITALS
WHEREAS, the Borrower, HC2 Holdings, Inc., a Delaware corporation (“Holdings”), HC2 Holdings 2, Inc., a Delaware corporation, the other Subsidiary Guarantors party thereto, the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 9, 2017 (as amended, restated, amended and restated, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders (i) extend credit to the Borrower in the form of an increase of the Delayed Draw Interim Term Loan Commitment in an aggregate principal amount of $27,000,000 (the “Delayed Draw Increase”) (ii) extend the Delayed Draw Expiration Date to February 13, 2018 (the “Delayed Draw Extension”) and agree to the other amendments set forth herein; and
WHEREAS, each Lender has indicated its willingness to provide the Delayed Draw Increase and the Delayed Draw Extension and the other amendments described herein on the terms and subject to the conditions contained herein; and
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to Credit Agreement.
(a)    Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(i)    The definition of “Delayed Draw Expiration Date” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “February 5, 2018” appearing therein and replacing it with the text “February 13, 2018”;
(ii)    The definition of “Delayed Draw Interim Term Loan Commitment” contained in Section 1.01 of the Credit Agreement is hereby amended by (x) inserting the text “Part II of” immediately before the text “of Annex I” appearing therein and (y) inserting the following text immediately prior to the period at the end thereof:

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“, which amount was increased by $27,000,000 on the First Amendment Effective Date pursuant to, and in accordance with, the terms of the First Amendment”;
(iii)    The definition of “Engagement Letter” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the following text immediately prior to the period at the end thereof:
“, as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof”;
(iv)    The definition of “Fee Letter” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the following text immediately prior to the period at the end thereof:
“, as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof”;
(v)    The definition of “Initial Interim Term Loan Commitment” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the text “Part I of” immediately before the text “of Annex I” appearing therein; and
(vi)     Section 1.01 of the Credit Agreement is hereby further amended by inserting the following definitions in the appropriate alphabetical order:
“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of February 4, 2018, among the Borrower, the financial institutions party thereto as Lenders, and the Administrative Agent.
“First Amendment Effective Date” shall mean the first date that all of the conditions precedent in Section 3 of the First Amendment are satisfied or waived in accordance with Section 3 of the First Amendment.
(b)    Effective as of the First Amendment Effective Date, Annex I of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex I.
SECTION 2.     Reference To And Effect Upon The Credit Agreement.
(a)    From and after the First Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as modified hereby, and (ii) this First Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
(b)    Pursuant to the Credit Agreement, the Borrower, on behalf of each Loan Party, hereby confirms that each Loan Party’s (i) Guarantee and each Security Document to which they are a

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party remain in full force and effect and (ii) Guarantee and each Security Document to which they are a party cover all Obligations, in each case after giving effect to this First Amendment.
(c)    This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Loan Document.
SECTION 3.     Effectiveness.    This First Amendment shall become effective at such time (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived by the Lenders):
(a)    this First Amendment shall have been duly executed and delivered by the Borrower, each Lender and the Administrative Agent;
(b)    each of the representations and warranties made by any Loan Party set forth in the Credit Agreement or in any other Loan Document shall be true and correct in all material respects on the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein) on such respective dates;
(c)    no Default or Event of Default shall have occurred and be continuing or shall result from the effectiveness of this First Amendment and the Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer of each of Holdings and Borrower, certifying compliance with the conditions precedent set forth in Section 3(b) and this Section 3(c);
(d)    all fees required to be paid on the First Amendment Effective Date and all expenses required to be paid on the First Amendment Effective Date, in each case, in connection with the Delayed Draw Increase, the Delayed Draw Extension and this First Amendment and, in the case of expenses, to the extent invoiced at least one Business Day prior to the First Amendment Effective Date, shall have been paid; and
(e)    the Borrower shall have paid to the Agent, for the account of each Lender signatory hereto, an amendment fee in an aggregate amount equal to 1.00% of the sum of such Lender’s outstanding Loans and Commitments outstanding under the Credit Agreement immediately prior to the effectiveness of the First Amendment on the First Amendment Effective Date.
SECTION 4.     Counterparts, Integration, Effectiveness. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This First Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous

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agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.
SECTION 5.     Governing Law, Jurisdiction, Consent to Service of Process
(a)    This First Amendment and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this First Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Each party to this First Amendment hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this First Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this First Amendment or otherwise shall affect any right that the Administrative Agent, any other Agent or any Lender may otherwise have to bring any action or proceeding relating to this First Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)     Each party to this First Amendment hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this First Amendment in any court referred to in Section 5(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this First Amendment irrevocably consents to service of process in any action or proceeding arising out of or relating to this First Amendment, in the manner provided for notices (other than facsimile or email) in Section 11.01 of the Credit Agreement. Nothing in this First Amendment will affect the right of any party to this First Amendment to serve process in any other manner permitted by applicable Legal Requirements.
SECTION 6.     Severability. Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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SECTION 7.     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.
[Signature Pages to follow]

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IN WITNESS WHEREOF, this First Amendment has been executed by the parties hereto as of the date first written above.

HC2 BROADCASTING HOLDINGS INC.,
as Borrower

By	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Vice President

Signature Page to First Amendment to HC2 Credit Agreement

JEFFERIES FINANCE LLC,
as Administrative Agent

By	/s/ John Koehler
Name: John Koehler
Title: Senior Vice President

JEFFERIES FINANCE LLC,
as a Lender

By	/s/ John Koehler
Name: John Koehler
Title: Senior Vice President

Signature Page to First Amendment to HC2 Credit Agreement

Annex I
Initial Lenders and Commitments
Part I: Initial Interim Term Loan Commitment

Lender	Term Commitments	Applicable Percentage
Jefferies Finance LLC	$45,000,000	100%
Total	$45,000,000	100%
Part II: Delayed Draw Interim Term Loan Commitment
(a)    Established as of the Closing Date

Lender	Term Commitments	Applicable Percentage
Jefferies Finance LLC	$30,000,000	100%
Total	$30,000,000	100%

(b)    Established on the First Amendment Effective Date

Lender	Term Commitments	Applicable Percentage
Jefferies Finance LLC	$27,000,000	100%
Total	$27,000,000	100%

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